Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 11, 2003 relating to the financial statements, which appear in Pharmacyclics, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003.

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 5, 2004